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                          CHANGE OF CONTROL AGREEMENT


          THIS AGREEMENT entered into between CNB BANCSHARES, INC. (hereinafter sometimes referred to as "Company") and MARVIN HUFF (hereinafter sometimes referred to as "Executive"), this 28th day of December, 1988.

                                  WITNESSETH:

     WHEREAS:

     A. Executive is an officer of Company and important to its management and to the well being of Company, its stockholders and customers.
     B. Company desires to assure both itself and Executive of continuity of Company management and operations in the event of a change in control of Company.
     C. This Agreement is not intended to and shall not materially alter the compensation and benefits that Executive could reasonably expect in the absence of a change in control of Company and therefore this Agreement, though taking effect upon execution hereof, will be operative only upon a "change in control" of the Company, as that phrase is hereinafter defined.
     D. Executive is willing to remain in the employ of Company following a change in control of Company upon the terms and conditions mutually agreed upon by Executive and Company as hereinafter set forth.

     NOW, THEREFORE, in order to achieve the aforesaid purposes it is hereby agreed by and between the parties as follows:

     1.   OPERATION OF AGREEMENT
               This Agreement shall be effective immediately upon its execution by the parties, but, anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision of it shall be operative unless and until there has been a change in control of Company as defined in paragraph 2 below. Upon the occurrence of a change in control of Company, this Agreement and all provisions thereof shall become operative immediately.

     2.  DEFINITIONS
               The following words and phrases as used herein shall have the following meanings:
               "Cause" means any action or inaction that is materially contrary to the best interests of Company.
               "Change in Control" shall mean and shall be deemed to have occurred upon the happening of any one or more of the following:

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          (a)  When any "person", as that term is used in Section 13(d) and
               14(d)(2) of the Securities Exchange Act of 1934, becomes a beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities.

          (b) When at any time less than fifty-one per cent (51%) of the members of the Board of Directors shall be persons who were either nominated for election by the Board of Directors as constituted on the date of this Agreement or were elected by said Board of Directors.

          (c) Upon ownership by any corporation or group of associated persons (excluding affiliates of the Company itself), acting in concert, of any aggregate of more than 25% of the outstanding shares of voting stock of the Company coupled with or followed by the exercise of the voting power of such shares by the election of two (2) or more directors of the Company in any one election either at the instance of such corporation or group of associated persons acting in concert or by the management of the Company in a proxy solicitation.

               "Disability" shall mean and be deemed to have occurred six (6) months after Executive shall have become totally and permanently disabled by bodily or mental injury or disease, so that Executive is prevented from actively engaging in any full time executive employment or occupation for remuneration or profit, as determined and certified by any active full time practicing physician who is a member in good standing of the Vanderburgh County Medical Society or any successor organization.

               "Effective date" means the date of a change in control.

               "Term" means the period of time commencing on the "effective date" and expiring on the earliest to occur of (i) the third anniversary of the "effective date", (ii) Executive's potential date of retirement as an officer/employee of Company on September 1, 1998,
          (iii) Executive's death, (iv) the voluntary termination of Executive's employment by Executive pursuant to Paragraph 5 below, or (v) termination of Executive's employment by Company for "cause" pursuant to Paragraph 5 below.

     3.   EXECUTIVE'S EMPLOYMENT WITH COMPANY

               Throughout the "Term" of this Agreement, Executive shall be employed at no lesser level position than that of Senior Vice President of Company or such other entity as shall then be the principal successor to the business, assets and properties of Company.

               During the term:

          (a) Executive shall devote his full business time and efforts to the business and affairs of Company or the successor to the Company by which

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               Executive is then employed pursuant to this Agreement; provided, however, that Executive shall not be precluded from serving as a Director or member of a committee or board of any other entity which involves no conflict of interest with Company or its successor.

          (b) Executive shall have duties, responsibilities and authority consistent with those that normally attend the position of Senior Vice President of a banking business comparable to that of Company.

          (c) The business, assets and properties of Company or its successor, by whom Executive is employed pursuant to this Agreement, as well as the support services and facilities available to Executive, shall not differ materially from those of Company as existent one
               (1) year prior to the "Effective Date."

          (d) Executive shall not be required to change the situs of his employment or residence as existent immediately prior to the "Effective Date" unless agreed to by Executive.

     4.   EXECUTIVE'S COMPENSATION DURING TERM

               Executive shall be entitled to the following compensation from Company throughout the "term".

          (a) base salary at no less than that in effect immediately prior to the "Effective Date," but with adjustments subsequent to the "Effective Date" as may be made from time to time as warranted;

          (b) continuing participation in any corporate compensation plans, pension plans, insurance, medical and hospitalization programs, employment contracts and any other employee benefit plans, practices or arrangements in effect immediately prior to the "Effective Date" and as same may be modified, supplemented or replaced without material reduction in value and benefits to Executive;

          (c) all benefits contractually provided or agreed to be provided by Company to Executive pursuant to any contract or agreement entered into prior to "Effective Date."

               In the event of Executive's termination of employment after the "Effective Date" by reason of disability or his voluntary termination of employment with Company, or termination of Executive's employment for any reason other than "cause" after the Effective Date or within 365 days prior to the Effective Date, then Company shall pay to Executive, at Executive's option, either in annual payments or in a lump sum not later than thirty (30) days after such termination, an amount equal to Executive's then current annual authorized base salary, multiplied by the number of years (computed to the nearest month) by which his age, at the time of such termination of Executive's employment, is less than age

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          65; however, in no event shall said lump sum payment or annual payments be more than three times the Executive's then current annual authorized base salary. The payment of such lump sum amount or annual payments to Executive shall not affect the obligations of Company, or its successor, under any plan, other agreement or arrangement pursuant to which Executive is entitled to any retirement, pension, stock and insurance, benefits, payments and welfare contributions applicable to retired management employees of Company, generally.

               The Company shall provide for continuation in the medical and hospitalization plan, or any successor program made available to employees without a requirement of evidence of insurability, at a cost equivalent to 105 percent of the combined amount paid by employees plus the amount contributed by the Company for the employee for a "family plan" or, if Executive should so elect, for a "single plan."

     5.   TERMINATION OF EXECUTIVE'S EMPLOYMENT AFTER EFFECTIVE DATE

               Executive may at his election and upon ninety (90) days' prior written notice to Company, or its successor, terminate his employment in the event that Executive shall determine in his absolute judgment that due to changed circumstances that occurred on or after the "Effective Date," he is unable to continue to effectively carry out his employment duties.

               The Executive may be terminated for "cause" only pursuant to the decision of an arbitrator appointed and acting pursuant to the Rules and Regulations of the American Arbitration Association.

     6.   NON-COMPETITION

               Upon Executive's receipt of a payment pursuant to Paragraph 4 hereof, Executive shall not, prior to attaining age 65, or within three (3) years of the Effective Date, whichever occurs first, become an officer, director or employee of, consultant to or majority shareholder in any bank or bank holding company that substantially competes with Company, its subsidiaries or its successor or successors within a 60 mile radius of Evansville, Indiana.

     7.   COMPANY REQUIRED TO PAY LEGAL EXPENSES FOR ENFORCEMENT

               If Executive is required, in his sole judgment, to incur reasonable legal expense, including but not limited to reasonable attorney's fees, in order to obtain full and effective enforcement of Executive's rights under this Agreement, then in such event Company or its successor shall be required to reimburse Executive for all such reasonable expenses and costs.

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     8.   BINDING EFFECT AND ASSIGNMENT

               This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors and assigns but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto. Notwithstanding the foregoing, the Company shall assign this Agreement to any person or entity succeeding to substantially all of the business and assets of Company upon a "change in control" and upon such a change in control Company shall obtain the assumption of this Agreement by any such successor.

     9.   NOTICES

               Any notice to a party required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by registered or certified mail to such party at such party's address as specified below:

               If to the Company, to:

                    CNB Bancshares, Inc.
                    Attention:  Corporate Secretary
                    20 N.W. Third Street
                    Evansville, Indiana 47739-0001

               If to Executive, to:

                    His last known address shown on the records of Company.

     10.  SEVERABILITY

               If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11.  AMENDMENTS

               This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     12.  GOVERNING LAW

               This Agreement shall be construed in accordance with the law of the State of Indiana.

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     13.  EFFECT OF HEADINGS

               The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     14. Notwithstanding anything in the foregoing provisions of this Agreement to the contrary, Company shall not be required to pay any portion of any amount otherwise payable to Executive pursuant to this Agreement if the Company cannot deduct such portion of any amount payable to Executive pursuant to this Agreement solely due to operation or application of Section 280G of the Internal Revenue Code of 1954, as amended by the Tax Reform Act of 1984.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                    CNB BANCSHARES, INC.

                                    By: /s/  H. Lee Cooper
                                        ---------------------
                                        Chairman of the Board

ATTEST:                                       "COMPANY"

/s/  William E. Vieth
---------------------
Its: President
     ---------

                                    By:  /s/  Marvin Huff
                                        -----------------
                                        Marvin Huff
                                        "EXECUTIVE"

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